UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 10, 2016
Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK 12, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Class I Director

On February 11, 2016, the Board of Directors (the “Board”) of Active Power, Inc., a Delaware corporation (“Company”), increased the size of the Board from eight to nine directors and appointed Mr. Steven Sams to the Board as a Class I Director.  Mr. Sams was recommended to the Nominating and Corporate Governance Committee by Mr. Peter Gross, one of our Board members.  There is no arrangement or understanding between Mr. Sams and any other persons pursuant to which Mr. Sams was elected as a director. Also on February 11, Mr. Sams was named to the Compensation Committee of the Board.  There are no family relationships between Mr. Sams and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Sams will receive compensation from the Company for his service on the Board in accordance with the terms of the Company’s non-employee director compensation and equity ownership policy, the material terms of which are described under the caption “Overview of Director Compensation and Procedures” in the Company’s definitive proxy statement on Schedule 14A filed on March 19, 2015. In addition, on February 10, 2016 the Compensation Committee of the Board determined that his initial equity award would consist of 15,000 options, to be granted under the Company’s Amended and Restated 2010 Equity Incentive Plan when the Company's stock trading window next opens. The award will vest fully on the first anniversary of the date of grant, subject to his continued service through such date. The Company entered into its standard form of indemnification agreement with Mr. Sams.
(e) Cash Incentive Plan

On February 10, 2016, the Compensation Committee (“Committee”) of the Board of Directors of the Company approved the cash incentive plan (the “Plan”) for executive officers and other employees of the Company.  The Committee may grant awards under this Plan to employees, directors and other service providers of the Company or to its affiliates. All awards will be denominated in and settled in cash. Awards will vest and be settled pursuant to the terms and conditions determined by the Committee, which conditions may include continued service, the achievement of individual performance goals, performance goals related to the Company or any combination thereof.
The foregoing description of the Plan is qualified by reference in its entirety to the actual terms of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated in this Item 5.02 by reference.

Item 7.01.	Regulation FD Disclosure.

On February 16, 2016, the Company issued a press release announcing the appointment of Mr. Sams to the Board of Directors.  A copy of the Company’s press released is furnished with this Form 8-K and attached hereto as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Active Power, Inc. Cash Incentive Plan
99.1	Press Release of Active Power, Inc. dated February 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: February 16, 2016	By: /s/ James A. Powers
James A. Powers
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Active Power, Inc. Cash Incentive Plan
99.1	Press Release of Active Power, Inc. dated February 16, 2016.